Exhibit 99.3
Elan Finance public limited company and Elan Finance Corp.
Offer to Exchange
up to
$200,000,000 Aggregate Principal Amount of their outstanding
8.75% Senior Notes due 2016 (CUSIP Nos. 284138AL8 and G29543AF5)
Fully and Unconditionally Guaranteed by
Elan Corporation, plc and certain of its subsidiaries
for up to
$200,000,000 Aggregate Principal Amount of their 8.75% Senior Notes due 2016
Fully and Unconditionally Guaranteed by
Elan Corporation, plc and certain of its subsidiaries
and
Registered Under the Securities Act of 1933, as amended.

Pursuant to the Prospectus dated          , 2011

          , 2011

To Our Clients:

Elan Finance public limited company, an Irish public limited company (“Elan Finance plc”), and Elan Finance Corp., a Delaware corporation (“Elan Finance Corp.” and, together with Elan Finance plc, the “Issuers”), are offering to exchange up to all of their outstanding 8.75% Senior Notes due 2016 (the “Outstanding Notes”) for an equivalent amount of the Issuers’ 8.75% Senior Notes due 2016 (the “Exchange Notes”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), upon the terms and subject to the conditions set forth in the Prospectus dated , 2011 (as the same may be amended or supplemented from time to time, the “Prospectus”) and in the related Letter of Transmittal (which, together with the Prospectus, constitute the “Exchange Offer”).

Capitalized terms used but not defined herein shall have the same meaning given them in the Letter of Transmittal.

The enclosed Prospectus is being forwarded to you as the beneficial owner of Outstanding Notes held by us for your account but not registered in your name. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Outstanding Notes held by us for your account. A tender of such Outstanding Notes may be made only by us as the registered holder and only pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender and deliver the restricted notes held by us for your account. If you wish to have us do so, please so instruct us by completing, executing and returning to us the instruction form that appears below.

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer with respect to the Outstanding Notes.

This will instruct you to tender the specified principal amount of the Outstanding Notes indicated below held by you for the account of the undersigned pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

OUTSTANDING NOTES

The aggregate principal amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount): $          .

The undersigned hereby instructs you (check appropriate box):

☐  TO TENDER Outstanding Notes held by you for the account of the undersigned in the aggregate principal amount (fill in amount, if any): $          .

☐  NOT TO TENDER any Outstanding Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized:

to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations, warranties and acknowledgments contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned hereby acknowledges that this Exchange Offer is being made in reliance on an interpretation by the staff of the Securities and Exchange Commission (the “SEC” or the “Commission”), as set forth in no-action letters issued to third parties with respect to similar transactions, that the Exchange Notes issued in exchange for the Outstanding Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than (i) any such holder that is an “Affiliate” of the Issuers within the meaning of Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) any broker-dealer that purchased Notes from the Issuers to resell pursuant to Rule 144A under the Securities Act (“Rule 144A”) or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, (ii) the Exchange Notes to be acquired pursuant to the Exchange Offer will be acquired in the ordinary course of business of the person acquiring the Exchange Notes, whether or not such person is the Holder, (iii) neither the Holder nor any person receiving any Exchange Notes directly or indirectly from the Holder pursuant to the Exchange Offer (if not a broker-dealer referred to in the last sentence of this paragraph) is participating or intends to participate in the distribution of the Exchange Notes and none of them have any arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (iv) the Holder and each person receiving any Exchange Notes directly or indirectly from the Holder pursuant to the Exchange Offer acknowledge and agree that any broker-dealer or any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes (x) must comply with the registration and prospectus delivery requirements of the Securities Act, in connection with a secondary resale transaction of the Exchange Notes acquired by such person, (y) cannot rely on the position of the staff of the Securities and Exchange Commission (the “Commission”) set forth in the Exxon Capital Holdings Corporation no-action letter (available May 13, 1988) and the Morgan Stanley and Co., Inc. no-action letter (available June 5, 1991), as interpreted in the Commission’s no-action letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters and (z) in the European Economic Area, will not make an offer or sale which will require the Issuers to publish a prospectus pursuant to Article 3 of the Prospectus Directive, (v) the Holder and each person receiving any Exchange Notes directly or indirectly from the Holder pursuant to the Exchange Offer understand that a secondary resale transaction described in clause (iv) above should be covered by an effective registration statement, (vi) neither the Holder nor any person receiving any Exchange Notes directly or indirectly from the Holder pursuant to the Exchange Offer is an “Affiliate” of the Issuers, as defined in Rule 405 under the Securities Act, or if it is such an “Affiliate,” it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (vii) if the Holder is a broker-dealer, it did not purchase the Outstanding Notes to be exchanged for Exchange Notes from either of the Issuers or any of their affiliates, and it will acquire the Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making or other trading activities, (viii) neither the Holder nor any person receiving any Exchange Notes directly or indirectly from the Holder pursuant to the Exchange Offer is prohibited by any law or policy from participating in the Exchange Offer, (ix) the Holder and each person receiving any Exchange Notes directly or indirectly from the Holder pursuant to the Exchange Offer acknowledges and agrees that, if it is located in a member state of the European Economic Area which has implemented Directive 2003/71/EC (the “Prospectus Directive”), it is either (x) a legal entity authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or (y) a legal entity that has two or more of (a) an average of at least 250 employees during the last financial year; (b) a total balance sheet of more than €43,000,000; and (c) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts and, in each case, it will not make any offer that will require the Issuers to publish a prospectus pursuant to Article 3 of the Prospectus Directive, (ix) the Holder and each person receiving any Exchange Notes directly or indirectly from the Holder pursuant to the Exchange Offer acknowledges and agrees that it is not located or resident in the United Kingdom or, if it is located or resident in the United Kingdom, it is a person falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”)) or within Article 43(2) of the Order, or to whom this Letter or the accompanying Prospectus may lawfully be communicated in accordance with the Order and (xi) the Holder is not acting on behalf of any person who could not truthfully and completely make the representations contained in the forgoing subclauses (i) through (x). If the Holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market making or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes received in respect of such Outstanding Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the Holder will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

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